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                                                                    Exhibit 3.17

                        THE COMMONWEALTH OF MASSACHUSETTS

                            ARTICLES OF ORGANIZATION
                             (Under G. L. Ch. 156B)

                                  INCORPORATORS


         Isabelle Smetana  18 Lake Shore Court, Brighton, MA.  02135

         The above-named incorporator(s) do hereby associate (themselves) with the intention of forming a corporation under the provisions of General Laws, Chapter 156B and hereby state(s):

         1. The name by which the corporation shall be known is: A. I., INC.

         2. The purpose for which the corporation is formed is as follows: To manufacture, sell, and otherwise use and dispose of all kinds of wrapping and packaging materials including cellophane, paper, plastic, and all other
 .materials; to license to others the manufacture, sale, use and other disposition of all kinds of wrapping and packaging materials, to buy, sell, and deal in all kinds of merchandise and to engage in, conduct and carry on the business of manufacturing, buying, selling and dealing in goods, wares and merchandise of every class and description; to apply for, obtain, purchase, register, lease, license or otherwise acquire, hold, own, use, operate, introduce, and to sell, assign or dispose of any trademarks, tradenames, patent rights, copyrights, inventions, improvements and processes used in connection with or secure under the letters patent of the United States or elsewhere in any part the world, and to use, exercise, develop, acquire and grant licenses in names, patents, inventions, improvements, licenses and processes; and to carry on any business, manufacturing or otherwise, which may directly or indirectly effectuate these objects or any of them.

         SEE RIDER ATTACHED HERETO MARKED "2A".

         3. The total number of shares and the par value, if any, of each class of stock within the corporation is authorized as follows:

                  Preferred           NONE
                  Common            12,500

         4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established: NONE

         5. The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows: NONE

         6. Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders: SEE RIDER ATTACHED HERETO MARKED "6A".
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         7. By-laws of the corporation have been duly adopted and the initial directors, president, treasurer and clerk, whose names are set out below, have been duly elected.

         8. The effective date of organization of the corporation shall be the date of filing with the Secretary of the Commonwealth or if later date is desired, specify date, (not more than 30 days after the date of filing.)

         9. The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation.

                  a. The post office address of the initial principal office of the corporation of Massachusetts is: 17 Wilson Street, Palmer, MA. 01069

                  b. The name, residence, and post office address of each of the initial directors and following officers of the corporation are as follows:

                           Name                      Residence    Post Office Address
President:                 Isabelle Smetana          18 Lake Shore Court, Brighton, MA.

Chairman of
the Board:                 Gerhard R. Andlinger      Tower Hill Rd.
                                                     Scarborough, New York 10510

Treasurer:                 James Russell             35 North Riverside Avenue
                                                     Croton-on-Hudson, New York 10520

Clerk:                     Jerome E. Rosen           36 Bullard Rd.
                                                     Weston, MA. 02193

Asst. Clerk:               George D. Bliss           Cedar Lane Apts.
                                                     Ossing, New York 10562

Directors:                 Gerhard R. Andlinger      See above.


                  c. The date initially adopted on which the corporation's fiscal year ends is: November 30th

                  d. The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is: 2nd Tuesday in February

                  e. The name and business address of the resident agent, if any, of the corporation is: NONE

         IN WITNESS WHEREOF an under the penalties of perjury the INCORPORATOR(S) sign(s) these Articles of Organization this 30th day of January 1980.

                                                     /s/ Isabelle Smetana


The signature of each incorporator which is not a natural person must be an individual who shall show the capacity in which he acts and by signing shall represent under the penalties of perjury that he is duly authorized on its behalf to sign these Articles of Organization.



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                                      "2A"


         To purchase, lease, or otherwise acquire and to hold, use, lease, manage, operate, equip, maintain, sell, mortgage, pledge, deal in or with any and all kinds of properties, real, personal, or mixed, tangible or intangible, incidental to the business, and generally to engage in a merchandising business.

         To acquire, and pay for in cash, stock or bonds, of the corporation or otherwise, the good will, rights, assets and properties and to undertake guarantee or assume the whole or any part of the obligations, or liabilities, of any person, firm, association or corporation.

         To purchase, subscribe for or otherwise acquire, register, hold, sell, assign, transfer, pledge, or otherwise dispose of shares of stock, bonds, notes and other securities and evidence of interest in or indebtedness of any person, firm or corporation.

         To purchase, hold, sell and transfer the shares of its own capital stock or any other securities issued by it.

         To do or cause to have done any and all such acts and things as may be necessary, desirable, convenient, or incidental to the consummation or accomplishment of any or all of the foregoing purposes.

         The purposes specified in the foregoing clauses shall, except where otherwise expressed, be in no-way limited or restricted by reference to, or inference from, the terms of any other clause but the objects and powers specified in each of the foregoing clauses of this article shall be regarded, as independent purposes.

         In general, to carry on any other lawful business whatsoever in connection with the foregoing or which is calculated directly or indirectly to promote the interest of the corporation or to enhance the value of its properties and which is not contrary to Chapter 156B of the General Laws of the Commonwealth of Massachusetts.

         Further that the Corporation may be a partner in any enterprise.

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                                      "6A"

         The By-laws at any time may be amended by vote of the stockholders, provided that notice of the substance of the proposed amendment is stated in the notice of the meeting, or may be amended by vote of a majority of the Directors then in office, except that no amendment may be made by the Directors which changes the date of the annual meeting of the stockholders or which alters the provisions of these By-laws with respect to removal of Directors or the election of committees by Directors and delegation of powers thereto, or amendment of these By-laws. No change in the date of the annual meeting may be made within sixty days before the date fixed in these By-laws. No later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the Directors of any By-laws, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-laws.

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                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT

                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)


         We, Peter Gardiner, President and Jerome E. Rosen, Clerk of A. I., INC., located at 17 Wilson Street, Palmer, Mass. 01069, do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on May 6, 1980, by vote of 12,500 shares of common out of 12,500 shares outstanding, all shares being outstanding and entitled to vote thereon.

VOTED: To change the name of this corporation from A.I., INC. to PIER50N INDUSTRIES, INC. and in accordance therewith to authorize the appropriate officers of this corporation to prepare and file or cause to be filed those instruments and/or documents necessary to effect such change of name.

         The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of the General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

         IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 9th day of May, in the year 1980.



                                            /s/ Peter Gardiner, President

                                            /s/ James E. Rosen, Clerk
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                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT

                     GENERAL LAWS, CHAPTER 156B, SECTION 72



         We, James R. Russell, Vice President and Jerome E. Rosen, Clerk, of A. I., INC., located at 17 Wilson Street, Palmer, Mass. 01069 do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on March 4, 1980, by vote of 12,500 shares of common out of 12,500 shares outstanding, being at least a majority of each class outstanding and entitled to vote thereon: two-thirds of each class outstanding and entitled to vote thereon and of each class or series of stock whose rights are adversely affected thereby:

VOTED: To amend this corporation's Articles of Organization by deleting Rider 6A thereof in its entirety and substituting therefor a new Rider 6A, as attached hereto and made a part hereof.

         The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of the General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

         IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 4th day of March, in the year 1980.

                                           /s/ James R. Russell, Vice President

                                           /s/ Jerome E. Rosen, Clerk
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                                      "6A"


         Notwithstanding any contrary provision of the Articles of Organization or the Corporation's By-Laws, the holders of not less than a 75% of all outstanding common stock at a meeting at which 85% or more of such common stock shall be represented in person or by proxy shall be required to:

         (i) amend the Articles of Organization or by-laws of the Corporation;

         (ii) merge, consolidate, reorganize, liquidate or dissolve the Corporation or any subsidiary of the Corporation or sell or otherwise transfer or dispose of all or substantially all of its assets or the shares or assets of any subsidiary;

         (iii) repurchase or redeem any capital stock or other securities of the Corporation or any subsidiary;

         (iv) in respect of the Corporation or any subsidiary, file a petition in bankruptcy under state or Federal law, enter into any arrangement or composition with creditors, make an assignment for the benefit of creditors or otherwise take advantage of any laws giving relief for insolvency, or take advantage of any laws giving relief for insolvency, or take any action which is an act of bankruptcy;

         (v) declare or pay any dividend in cash or in property, redeem or retire any shares or other capital stock of the Corporation or any subsidiary or enter into, amend or fail to renew any employment or service contract providing for annual payments in excess of $20,000 between the Corporation and any other corporation; or

         (vi) increase the Board of Directors of the Corporation or any subsidiary to more than three (3) Directors.

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